Exhibit 32.1

AMENDED CERTIFICATION OF

CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K/A of Swordfish Financial, Inc. (the "Company") for the fiscal year ending December 31, 2014, I, William Westbrook, Chief Executive Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.

Such Annual Report on Form 10-K for the fiscal year ending December 31, 2014, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Annual Report on Form 10-K for the fiscal year ending December 31, 2014, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  July 24, 2015

Swordfish Financial, Inc.

By:    /s/ William Westbrook

         William Westbrook